Consent of Independent Registered Public Accounting Firm

Norwood Financial Corp.
Honesdale, Pennsylvania

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 10, 2009, relating to the 2008 and 2007 consolidated financial statements.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

ParenteBeard LLC
Lancaster, Pennsylvania
February 11, 2011